Exhibit 99.1

NEWS RELEASE

Contact: Ms. Bobbi J. Roberts Vice President, Investor Relations 804.967.7879 InvestorRelations@saxonmtg.com Ms. Meagan L. Green Investor Relations Analyst 804.935.5281 InvestorRelations@saxonmtg.com

For Immediate Release

Saxon Capital, Inc. to Restate Financial Statements for Accounting under SFAS 133;

Company Intends to File Form 12b-25
Conference Call to Discuss Year End Results Scheduled for March 31, 2006

GLEN ALLEN, VA. (March 16, 2006) - Saxon Capital, Inc. (“Saxon” or the “Company”) (NYSE: SAX), a residential mortgage lending and servicing real estate investment trust (REIT), today announced it will restate its consolidated financial statements as of December 31, 2004 and for the years ended December 31, 2003 and 2004, and other financial information as of December 31, 2003 and as of and for the years ended December 31, 2001 and 2002, and its quarterly unaudited data for the quarters ended March 31, 2005 and 2004, June 30, 2005 and 2004, September 30, 2005 and 2004, and December 31, 2004 in order to eliminate the use of hedge accounting treatment under Statement of Financial Standards 133, "Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) for its derivative instruments held during these periods for use in its hedging strategy to manage interest rate risk. The elimination of the use of hedge accounting is based upon the Company’s recent re-evaluation of its application of SFAS 133. The Company has now determined that it did not satisfy the hedge accounting requirements prescribed by SFAS 133 with respect to its derivative instruments. The Audit Committee has discussed the above matters with Deloitte & Touche LLP, the Company's independent registered public accounting firm.

In addition, the Company intends to file a Form 12b-25 Notification of Late Filing with the Securities and Exchange Commission to receive a 15-day extension until March 31, 2006 to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. The need to file the Form 12b-25 results from the additional time needed to complete the aforementioned restatement.

The Company intends to release its 2005 fourth quarter and year-end results before the market opens on Friday, March 31, 2006 and intends to host a conference call that day at 9 a.m. Eastern Time to discuss these results. Investors wishing to participate in the conference call may contact Ms. Meagan Green at (804) 935-5281 for details regarding the call. A webcast will be available at the Company’s website, www.saxonmortgage.com.

About Saxon
Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets. Saxon purchases, securitizes, and services real property secured mortgages and elects to be treated as a real estate investment trust (REIT) for federal tax purposes. The Company is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s mortgage loan production subsidiary, Saxon Mortgage, Inc., originates and purchases mortgage loans through indirect and direct lending channels using a network of brokers, correspondents, and its retail lending centers. As of September 30, 2005, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $26.4 billion. For more information, visit www.saxonmortgage.com.

Information Regarding Forward Looking Statements
Statements in this news release other than statements of historical fact, are “forward-looking statements” that are based on current expectations and assumptions. These expectations and assumptions are subject to risks and uncertainty, which could affect Saxon’s future plans. Saxon’s actual results and the timing and occurrence of expected events could differ materially from its plans and expectations due to a number of factors, such as (i) changes in overall economic conditions and interest rates, (ii) Saxon’s ability to successfully implement its growth strategy, (iii) Saxon’s ability to sustain loan origination growth at levels sufficient to absorb costs of production and operational costs, (iv) continued availability of credit facilities and access to the securitization markets or other funding sources, (v) deterioration in the credit quality of Saxon’s loan portfolio, (vi) lack of access to the capital markets for additional funding, (vii) challenges in successfully expanding Saxon’s servicing platform and technological capabilities, (viii) Saxon’s ability to remain in compliance with federal tax requirements applicable to REITs, (ix) Saxon’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, (x) changes in federal income tax laws and regulations applicable to REITs, (xi) unfavorable changes in capital market conditions, (xii) future litigation developments, (xiii) competitive conditions applicable to Saxon’s industry, and (xiv) changes in the applicable legal and regulatory environment. You should also be aware that all information in this news release is as of March 16, 2006. Saxon undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.